EXHIBIT B-8

                       SUBSIDIARIES OF WGL HOLDINGS, INC.
(TO BE EFFECTIVE AT THE TIME OF ORGANIZATION OF THE HOLDING COMPANY STRUCTURE.)
                    (COMPANIES LISTED AS OF MARCH 21, 2000)

WGL HOLDINGS, INC.
------------------

Utility Subsidiary:        Washington Gas Light Company
                           (100% owned by WGL Holdings, Inc.)

Non-utility subsidiaries:  Hampshire Gas Company
(all 100% owned by         Crab Run Gas Company
WGL Holdings, Inc.)        Washington Gas Resources Corp.

                              WASHINGTON GAS RESOURCES CORP. - SUBSIDIARIES
                              ---------------------------------------------
                              (all 100% owned by Washington Gas Resources Corp) Washington Gas Consumer Services, Inc.
                              Washington Gas Energy Services, Inc.
                              Washington Gas Energy Systems, Inc.
                              American Combustion Industries, Inc.
                              Brandywood Estates, Inc.
                              WG Maritime Plaza I, Inc.

                           Primary Investors, LLC.
                           (50% owned by WGL Holdings, Inc.)

                              PRIMARY INVESTORS LLC SUBSIDIARY:
                              ---------------------------------
                              (100% owned by Primary Investors LLC)
                              Primary Services Group, LLC

                                 PRIMARY SERVICES GROUP, LLC- SUBSIDIARIES
                                 -----------------------------------------
                                 (all 100% owned by Primary Services Group, LLC)
                                       Primary Service Co.
                                       Aitken Air Conditioning & Heating
                                             Specialists
                                       Mountain Air Technologies, Inc.
                                       Joseph M. Whelan Co., Inc.